UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15 (D) Of The

Securities Exchange Act Of 1934

Date Of Report (Date of Earliest Event Reported) November 2, 2009

ATP OIL & GAS CORPORATION

(Exact name of registrant as specified in its charter)

Texas	001-32647	76-0362774
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

4600 Post Oak Place, Suite 200

Houston, Texas 77027

(Address of principal executive offices)

(Zip Code)

(713) 622-3311

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

On November 2, 2009, ATP Oil & Gas Corporation (“ATP”) entered into an amendment (the “Amendment”) to the credit agreement (“Credit Agreement”) governing its two tranches of term loans (collectively, the “Term Loans”) to provide ATP additional flexibility during the period from October 1, 2009 through December 31, 2010 (the “Amendment Period”). Among other provisions, the Amendment changes the Net Debt to EBITDAX ratio from 3.0 to 4.0, the EBITDAX to Interest ratio from 2.5 times to 2.0 times and the current ratio from 1.0 to 0.8 for the duration of the Amendment Period. The interest rate on the Tranche B-1 Loans will increase to 11.25% during the Amendment Period, at the end of which it will decrease to 9.5% for the remainder of the term. The interest rate on the Tranche B-2 Loans (the “Asset Sale Facility”) previously increased 0.5% on July 1, 2009 (to 9.0%) under existing terms of the Credit Agreement that were unaffected by the Amendment, and the rate will continue to increase by 0.5% on each January 1 and July 1 thereafter until that tranche is repaid in full. The Amendment further increased the rate on the Asset Sale Facility balance outstanding by 2.75% for the duration of the Amendment Period, at the end of which the rate will decrease by 1.75% from the rate at that time.

ATP paid an initial fee of 0.5% of the outstanding balance of the Term Loans to each of the lender group and the administrative agent at closing plus related expenses for a total of $12.6 million for the Amendment. Additionally, a fee of up to 1.0% may be payable by ATP on the aggregate unpaid balance outstanding at June 30, 2010; specifically, 0.5% of the aggregate unpaid balance outstanding will be due if any portion of the Asset Sale Facility remains unpaid at that date and an additional 0.5% will be due if the Tranche B-1 balance outstanding exceeds $800 million.

Capitalized terms in the foregoing discussion have the meaning set forth in the Credit Agreement, as amended. The Amendment is attached as an exhibit to this report. The foregoing description of the Term Loans and the Term Loan restrictions and covenants does not purport to be complete and is qualified in its entirety by reference to the Amendment.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following exhibits are filed with this document:

	99.1	First Amendment, dated as of November 2, 2009, to the Credit Agreement, dated as of June 27, 2008, among ATP Oil & Gas Corporation, the lenders party thereto, and Credit Suisse, Cayman Islands Branch, as Administrative Agent and Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and thereunto duly authorized.

ATP Oil & Gas Corporation

Date: November 6, 2009	By:	/s/ Albert L. Reese Jr.
Albert L. Reese Jr.
Chief Financial Officer

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